Filed in the Office of	Business Number E31164292023-7
FVAguilar	Filing Number 20243997197
Secretary of State State Of Nevada	Filed On 4/17/2024 10:22:00 AM
	Number of Pages 1

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.

3. Indicate the number of authorized shares and par value, if any of each class or series after the change.

4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.

5. Indicate provisions, if any, regarding fractional shares that are affected by the change.

6. NRS required statement.

7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.

8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Smart for Life, Inc. Entity or Nevada Business Identification Number (NVID): NV20232760379
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 55,555,556 shares of Common Stock, par value $0.0001, and 10,000,000 shares of Preferred Stock, par value $0.0001.
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 13,888,889 shares of Common Stock, par value $0.0001, and 10,000,000 shares of Preferred Stock, par value $0.0001.
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: Each four (4) shares of the issued and outstanding Common Stock shall be reclassified and combined into one (1) share.
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: Any fractional share that would otherwise be issued shall be rounded up to the next whole share.
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective date and time: (Optional)	Date: 04/22/2024 Time: 12:01 AM ET (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X [signature] Signature of Officer — CEO Title — 04/17/2024 Date

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.

Filed in the Office of	Business Number E31164292023-7
FVAguilar	Filing Number 20243999646
Secretary of State State Of Nevada	Filed On 4/18/2024 8:24:00 AM
	Number of Pages 2

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Smart for Life, Inc. Entity or Nevada Business Identification Number (NVID): NV20232760379
2. Document:	Name of document with inaccuracy or defect: Certificate of Change Pursuant to NRS 78.209
3. Filing Date:	Filing date of document which correction is being made: 04/17/2024
4. Description:	Description of inaccuracy or defect: Section 3 of the Certificate of Change incorrectly stated the number of shares of Common Stock after the change and Section 4 of the Certificate of Change incorrectly stated the ratio.
5. Correction:	Correction of inaccuracy or defect: See attached. Except as set forth in the attached, all other provisions of the Certificate of Change, including the effective date and time set forth in Section 8, remain unchanged.
6. Signature: (Required)	**X** ______________ Signature 04/17/2024 Date

This form must be accompanied by appropriate fees.

Section 3 of the Certificate of Change is hereby amended and restated in its entirety to read as follows:

> "7,936,508 shares of Common Stock, par value $0.0001, and 10,000,000 shares of Preferred Stock, par value $0.0001."

Section 4 of the Certificate of Change is hereby amended and restated in its entirety to read as follows:

> "Each seven (7) shares of the issued and outstanding Common Stock shall be reclassified and combined into one (1) share."